Exhibit 99.1

NEWS RELEASE

Ocean Power Technologies to Present at the 9th Annual LD Micro Invitational in Los Angeles, CA

Monroe Township, N.J., May 23, 2019 (GLOBE NEWSWIRE) — Ocean Power Technologies, Inc. (NASDAQ: OPTT), (“OPT”, or “the Company”) a leader in innovative and cost-effective ocean energy solutions, announced today that it will present at the 9th Annual LD Micro Invitational being held at the Luxe Sunset Boulevard Hotel in Los Angeles between June 3rd through 5th, 2019.

Matthew Shafer, Chief Financial Officer and Treasurer of OPT is scheduled to present on Tuesday, June 4th at 4:20pm Pacific Time, and will be available to meet with investors during the conference. Mr. Shafer will present an overview of the Company and provide details on the Company’s commercialization efforts. To schedule a meeting, please contact David Scher at david@ldmicro.com or visit www.ldmicro.com for more information.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Its PB3 PowerBuoy® uses ocean waves to provide clean and reliable electric power and real-time data communications for remote offshore applications in markets such as oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

For Further Information:

Follow us on Twitter: https://twitter.com/OceanPowerTech

Follow us on Facebook: https://www.facebook.com/oceanpowertechnologies

Follow us on LinkedIn: https://www.linkedin.com//company/ocean-power-technologies

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

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Investor Relations Contact:

Michael Porter, President

Porter, LeVay & Rose

Email: ocean@plrinvest.com

Phone: 212-564-4700

Ocean Power Technologies, Inc.